Exhibit 99.2

Karuna Therapeutics Announces Pricing of Public Offering of Common Stock

BOSTON—August 9, 2022— Karuna Therapeutics, Inc. (NASDAQ: KRTX) (“Karuna”), a clinical-stage biopharmaceutical company driven to create and deliver transformative medicines for people living with psychiatric and neurological conditions, today announced the pricing of an upsized underwritten public offering of 3,488,373 shares of its common stock at a public offering price of $215.00 per share. The gross proceeds to Karuna from the offering, before deducting the underwriting discounts and commissions and other estimated offering expenses, are expected to be approximately $750.0 million. The offering is expected to close on or about August 12, 2022, subject to customary closing conditions. All the shares in the offering are being sold by Karuna. In addition, Karuna has granted the underwriters a 30-day option to purchase up to an additional 523,255 shares of common stock.

Goldman Sachs & Co. LLC and J.P. Morgan are acting as joint book-running managers for the offering. Jefferies is also acting as a book-running manager. Stifel, Guggenheim Securities and RBC Capital Markets are acting as lead managers, and JMP Securities, a Citizens Company, and Wedbush PacGrow are acting as co-managers for the offering.

The shares are being offered by Karuna pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission (“SEC”). The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov.

When available, copies of the final prospectus supplement relating to these securities may also be obtained from the offices of Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, or by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; or Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by telephone at (877) 821-7388, or by e-mail at Prospectus_Department@Jefferies.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Karuna Therapeutics

Karuna Therapeutics is a clinical-stage biopharmaceutical company driven to create and deliver transformative medicines for people living with psychiatric and neurological conditions.

Forward Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including among other things, the timing and completion of the public offering, and other statements identified by words such as

“could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, market risks and the satisfaction of customary closing conditions for an offering of securities. These and other risks are described under the heading “Risk Factors” in Karuna’s most recent Annual Report on Form 10-K filed with the SEC and in other filings that Karuna makes with the SEC. Karuna’s actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, Karuna undertakes no obligation to update or revise these forward-looking statements.

Investor Contact:

Alexis Smith

518-338-8990

asmith@karunatx.com